EXHIBIT 99.1

Press Contact:

Barry Holt

203-517-3110

bholt@informationsg.com

Investor Contact:

Frank Martell

203-517-3104

fmartell@informationsg.com

INFORMATION SERVICES GROUP FILES REVISED PROXY STATEMENT FOR TPI ACQUISITION

TPI Delivers Solid First Half Results

ISG Unveils Value Creation Plan to Enhance TPI Margins, Spur Growth

STAMFORD, Conn., September 13, 2007 – Information Services Group (ISG) (AMEX: III.U, III, III.WS) said today it filed a revised preliminary proxy statement with the Securities and Exchange Commission related to its planned acquisition of Technology Partners International (TPI), the largest independent sourcing advisory firm in the world.

In connection with the filing, ISG said its Board of Directors has fixed the close of business on September 28, 2007 as the record date for the determination of stockholders entitled to notice of and to vote on the proposals related to the proposed acquisition of TPI at the Special Meeting of Stockholders of ISG. ISG announced plans to acquire TPI on April 24, 2007.

“We are extremely pleased to be closer to the completion of our acquisition of TPI,” said Michael P. Connors, Chairman and CEO of ISG. “We are on track to reach our objective to build a high-growth, industry-leading information services company.”

Information Services Group, Inc.	t: 203 517 3100
Four Stamford Plaza	f: 203 517 3199
107 Elm Street, Stamford, CT 06902	www.informationsg.com

TPI Delivers Solid First Half Performance

ISG said today that TPI reported revenues of $85.6 million for the first half of 2007, up $2.2 million or 3% from the prior year. TPI experienced strong underlying demand for its sourcing services in all of its geographies during the first six months of 2007. Areas of particular strength included sourcing management, human resources advisory services and information technology negotiation support for financial services clients in North America as well as IT-related engagements in both Europe and Asia Pacific. During the first half of 2006, TPI concluded an extraordinarily large ($10.7 million) and unique IT renegotiation for its largest client. There was no equivalent counterpart to this transaction during the first half of 2007.

“I am pleased with TPI’s strong revenue performance in the first half,” said Edward L. Glotzbach, president and chief executive officer of TPI. “Our international operations continued to deliver robust growth – up 16% year to date – and our revenues in North America were up 19% before the impact of the unique IT related renegotiation we concluded in the first half of 2006. Demand for TPI services continues to be strong and is accelerating as we head into the second half of 2007. The company is on track for another strong year in 2007.”

Net income for the first half of 2007 was $2.9 million, up 14%. Earnings before interest, taxes and depreciation and amortization (EBITDA, a non-GAAP measure) totaled $7.7 million, an increase of $0.1 million from last year. During the first half of 2007, depreciation and amortization, taxes and net interest expense totaled $1.1 million, $2.0 million and $1.7 million, respectively. First half 2006 net income totaled $2.5 million while depreciation and amortization, taxes and net interest expense totaled $1.4 million, $1.7 million and $2.0 million, respectively. EBITDA in the first half of 2006 included the benefit (approximately $2.3 million) of the extraordinarily large and unique IT renegotiation mentioned previously.

During the first half of 2007, TPI recorded $0.7 million in severance costs and $0.3 million in acquisition expenses related to the ISG transaction. During the first six months of 2007, TPI invested $0.6 million to launch operations in Sweden, Japan and the public sector industry vertical in North America. These investments had no 2006 counterpart. In addition, first half 2007 EBITDA included approximately $1.5 million of costs related to personnel who have exited or are expected to exit the business in connection with the acquisition.

“Importantly, we made significant investments in launching new international operations and developing a new practice to serve the public sector vertical in the U.S. I expect these investments to contribute significantly to our results in the coming twelve months and beyond,” said Mr. Glotzbach.

‘Value Creation Plan’ Announced

ISG also announced today a plan to reduce costs and improve productivity at TPI. ISG’s “Value Creation Plan” (VCP), which would be initiated following the closing of the TPI acquisition, is aimed at achieving best-in-class economics and accelerating organic growth.

The VCP is expected to generate estimated annualized savings of $8 million to $12 million and will be implemented over a 12 to 15 month period.

“The VCP will expand margins from TPI’s existing business activities and facilitate important reinvestment in new products and services and the expansion of TPI’s geographic reach,” said Mr. Connors. “This program has been developed jointly with TPI. We believe it will create significant shareholder value in 2008 and beyond.”

Productivity measures and cost reductions will focus on increasing average utilization of current billable personnel, implementing a more leveraged staffing and resource model, eliminating redundant positions and reducing selected sales, marketing and administrative costs. The cost of implementing the VCP is expected to total $4 million to $7 million over the life of the program.

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About Information Services Group, Inc.

Information Services Group, Inc. is an acquisition company founded in 2006 to build a high-growth, industry-leading information services company. The company is seeking acquisitions in areas such as: business, media and consumer information; advisory, data and marketing services; marketing research; Internet-based information and other segments of the information services industry. Based in Stamford, CT, Information Services Group [www.informationsg.com] is led by a world class team with extensive global experience in information services and a track record of creating significant value for stockholders, clients and employees.

About TPI

TPI [www.tpi.net.] is the founder and innovator for the sourcing advisory industry, and the largest sourcing advisory firm in the world. The firm is expert at a broad range of business support functions and related research methodologies. Utilizing deep functional domain expertise of accomplished industry experts who possess extensive practical experience, TPI collaboratively works with organizations to help them optimize their business operations through the best combination of insourcing, offshoring, shared services and outsourcing.

Important Legal Information:

In connection with the proposed acquisition, ISG has prepared a proxy statement that has been filed with the SEC. After regulatory review, a definitive proxy statement and a form of proxy will be mailed to the stockholders of ISG. Before making any voting decision, ISG’s stockholders are urged to read the proxy statement regarding the acquisition carefully and in its entirety because it will contain important information about the proposed acquisition. ISG’s stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. ISG’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Corporate Secretary, Information Services Group, Inc., Four Stamford Plaza, 107 Elm Street, Stamford, CT 06902, telephone: 203-517-3100, or from ISG’s website at http://www.informationsg.com

Forward Looking Statements:

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning the proposed acquisition of TPI and other future events and their potential effects on ISG and TPI. The statements, analyses, and other information contained herein relating to the proposed acquisition, as well as other statements including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: (1) whether the stockholders of ISG approve the proposed acquisition; (2) the number and percentage of stockholders seeking conversion; (3) the satisfaction of the other conditions specified in the purchase agreement; (4) the ability to successfully combine the businesses of ISG and TPI; (5) the amount of cash available, operating costs and business disruption following the acquisition, including adverse effects on relationships with employees; (6) changes in the stock market and interest rate environment that affect revenues; (7) diversion of management time on acquisition related issues; (8) reaction of TPI clients to the transaction; (9) retention of key employees upon announcement of the proposed acquisition and following closing; (10) general economic conditions such as inflation; and (11) general political and social conditions such as war, political unrest and terrorism. The risks also relate to inherent business, economic and competitive uncertainties and contingencies relating to the business of TPI including: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of rapid growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) operating TPI as a public company; (9) healthcare and benefit cost management; (10) ability to protect ISG and TPI’s intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; and (12) ability to successfully consummate or integrate strategic acquisitions. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission (“SEC”), specifically as described in ISG’s annual report on Form 10-K for the fiscal year ended December 31, 2006, and ISG’s proxy statement. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.